UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2009
GTx, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-50549	62-1715807
(Commission File Number)	(I.R.S. Employer Identification No.)
175 Toyota Plaza
7th Floor
Memphis, Tennessee 38103

(Address of Principal Executive Office, Including Zip Code)
(901) 523-9700

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name Or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On June 1, 2009, GTx, Inc. issued a press release announcing the presentation at the 2009 Annual Meeting of the American Society of Clinical Oncology of data demonstrating that toremifene 80 mg treatment compared to placebo increased bone mineral density in multiple clinically relevant subpopulations of men with prostate cancer on androgen deprivation therapy. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description
99.1	Press Release issued by GTx, Inc. dated June 1, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009	GTx, Inc.
	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, General Counsel and Secretary